UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 24, 2015 (July 21, 2015)

MERCK & CO., INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	1-6571 (Commission file number)	22-1918501 (I.R.S. Employer Identification No.)
2000 Galloping Hill Road Kenilworth, NJ (Address of principal executive offices)	07033 (Zip code)

Registrant’s telephone number, including area code: 908-740-4000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Bruce Kuhlik, who completed his tenure as General Counsel for Merck & Co., Inc. (the "Company") on June 30, 2015, is entitled to payment of certain compensation following his retirement from the Company (which is effective August 1, 2015) under the Company’s compensation programs, the terms and conditions of which have been previously disclosed. Mr. Kuhlik has advised the Company that following his retirement, he intends to accept a position in the public sector which would require him, as a condition of his employment, to divest himself of any interests in the Company that are subject to variability based on Company performance. The Compensation & Benefits Committee (the “Committee”) of the Company’s Board of Directors determined that it was reasonable and appropriate to allow Mr. Kuhlik to realize a certain amount of income that he would otherwise have had the opportunity to be paid under the Company’s compensation plans and programs had he not been required to divest his interests at this time. Therefore, on July 21, 2015 the Committee authorized and Mr. Kuhlik has accepted changes to certain incentive compensation arrangements previously granted to Mr. Kuhlik, as follows:

1.
Accelerate the vesting of that portion of the Stock Option granted to Mr. Kuhlik in 2013 (consisting of 1/3 of the original number of shares), that would have otherwise vested in connection with his retirement so that the final portion of the option is fully exercisable beginning on August 3, 2015, the first business day following Mr. Kuhlik’s retirement, rather than in May 2016. This change does not directly provide a payment to Mr. Kuhlik, but allows him to fully exercise the option in the short term.

2.
Accept Mr. Kuhlik’s forfeiture of the portion of each of the stock options granted to Mr. Kuhlik in 2014 and 2015 (consisting of 1/3 of the original number of shares) that would have vested in May 2016 in light of his retirement. The forfeiture will be effective as of his August 1, 2015 retirement date. In addition, the remainder of the options granted in 2014 and 2015 (consisting of the remaining 1/3 and 2/3 of the original number of shares, respectively) will be forfeited in the normal course, also effective as of August 1, 2015.

3.
Restructure the Performance Share Units awarded to Mr. Kuhlik in 2013 in respect of the performance period January 1, 2013 – December 31, 2015 (the “2013 PSUs”), in 2014 in respect of the performance period January 1, 2014 – December 31, 2016 (the “2014 PSUs”) and in 2015 in respect of the performance period January 1, 2015 – December 31, 2017 (the “2015 PSUs”) such that Mr. Kuhlik would receive a fixed payment in cash (as opposed to settlement in shares based on achievement of company performance goals) in an amount equal to the product of (x) a pro-rated number of units represented by each of the 2013 PSUs, 2014 PSUs and 2015 PSUs based on his retirement date of August 1, 2015 assuming target performance had been achieved and (y) $58.98, which is the average 60-day closing price of a share of Company common stock for the period of April 24, 2015 – July 20, 2015, the 60-trading days immediately preceding July 21, 2015. The cash payment will occur at the same time as the original distribution of shares would have occurred following the end of the applicable performance period. Payments in respect of these amendments will equal $1,828,498 in 2016, $756,654 in 2017 and $275,319 in 2018.

4.	Accept Mr. Kuhlik’s forfeiture of the pro-rated bonus that would have otherwise been paid to him in March 2016 under the terms of the Company’s Executive Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

July 24, 2015	By:	/s/ Katie Fedosz

Name: Katie Fedosz
Title: Senior Assistant Secretary